UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020 (December 10, 2020)

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board; Appointment of Directors

On December 10, 2020, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”) and Randall W. Atkins (together with Yorktown, the “Consenting Stockholders”), which collectively hold more than 50% in voting power of the outstanding shares of capital stock of Ramaco Resources, Inc. (“Ramaco” or the “Company”) adopted a resolution by written consent increasing the size of the Board of Directors of the Company (the “Board”) by one member, to a total of 11 members (the “Board Size Increase”). The Board Size Increase will be effective, in accordance with Regulation 14C, on the date that is 20 calendar days after the Company’s Information Statement informing stockholders of the Board Size Increase and the Bylaws Amendment (as defined below) is first mailed or otherwise delivered to the Company’s stockholders (the “Effective Date”).

Concurrently, on December 10, 2020, the Board approved the appointments of Mahmud Riffat, David E. K. Frischkorn, Jr. and E. Forrest Jones, Jr. to serve as members of the Board with terms expiring at the Company’s annual meeting of stockholders in 2021 or until their earlier death, resignation, disqualification or removal. The appointment of Mr. Riffat was effective as of December 10, 2020, and the appointments of Messrs. Frischkorn and Jones will be effective on the Effective Date, and will fill the two remaining vacancies on the Board. The Board has affirmatively determined that each of Messrs. Frischkorn and Jones is an independent director in accordance with the standards for independence set forth in the NASDAQ Stock Market Rules.

Mr. Riffat, age 35, is a Principal at Energy Capital Partners (“ECP”). He is involved in the firm’s credit and capital solutions investment activities. Prior to joining ECP in 2017, Mr. Riffat was a Vice President at First Reserve from 2014 to 2017 where he was responsible for sourcing, executing and overseeing primary and secondary energy credit investment opportunities. Previously, Mr. Riffat was an Associate from 2009 to 2012 at Global Infrastructure Partners, a private equity firm focused on infrastructure investments. Mr. Riffat began his career as an Analyst in the Global Energy & Power Investment Banking Group at Merrill Lynch & Co., where he worked from 2007 to 2009. Mr. Riffat earned a B.S. in Foreign Service from the Edmund A. Walsh School of Foreign Service at Georgetown University and an M.B.A. from Columbia University where he graduated from the Value Investing Program.

Certain affiliates of Yorktown and ECP are parties to that certain Shareholders’ Agreement, dated as of February 8, 2017, with the Company (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as ECP holds at least 10% of the outstanding shares of the Company’s common stock, ECP has the right to designate up to two individuals to the Board. Mr. Riffat is affiliated with ECP and is one of ECP’s designated Board members. Following Mr. Riffat’s appointment to the Board, ECP has designated two individuals to serve on the Board. ECP’s other designated Board member is Tyler Reeder. Mr. Riffat does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Riffat has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as a director, Mr. Riffat will not receive any compensation, which is consistent with the Company’s other non-independent directors.

Mr. Frischkorn, age 69, is an investment advisor with more than 40 years of energy industry experience. Previously, Mr. Frischkorn was Managing Director, Corporate Finance at Seaport Global Holdings LLC investment bank from November 2011 to December 2017. Mr. Frischkorn also served as Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, from September 2004 to September 2011, and as Managing Director of the Energy Group of Jefferies & Co., an investment bank, from August 1996 to February 2003. Mr. Frischkorn holds an M.B.A. in Finance and Accounting from Columbia Business School and an M.A. in Economics and German from Tufts University.

There are no arrangements or understandings between Mr. Frischkorn and any other person pursuant to which he was selected as a director. Mr. Frischkorn does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Frischkorn has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Jones, age 69, is the owner and manager of Jones & Associates, a law firm in Charleston, West Virginia, which focuses upon all areas of corporate and business practice and specializes in the corporate and regulatory matters relating to the coal industry. He received his license to practice law in 1977, and prior to starting Jones & Associates, was a Partner with Hall, Albertson and Jones, Attorneys at Law, from 1977 to 1998. Over the course of his career, Mr. Jones has served as General Field Counsel for Pickands Mather & Company, W-P Coal Company, Agipcoal USA, Inc. (formerly Enoxy Coal, Inc.), Agipcoal America Inc. and Costain Coal Inc. Mr. Jones received a B.A. in American History from University of Virginia, a B.S. in Business Administration from West Virginia University and a J.D. from West Virginia University. He is admitted to practice in the Circuit Courts and The Supreme Court of Appeals for the State of West Virginia, the U.S. District Court for the Southern District of West Virginia and the United States Court of Appeals for the Fourth Circuit.

There are no arrangements or understandings between Mr. Jones and any other person pursuant to which he was selected as a director. Mr. Jones does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Jones has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with each of Messrs. Frischkorn’s and Jones’s service as an independent director, each will receive independent director compensation commensurate with the Company’s other independent directors.

Each of Messrs. Riffat, Frischkorn and Jones will enter into an indemnification agreement with the Company in the form entered into with the Company’s other directors and executive officers effective as of the effective date of each individual’s appointment to the Board, which requires the Company to indemnify each new director to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017, and is incorporated into this Item 5.02 by reference.

Resignation of Director, President and Chief Executive Officer

On December 10, 2020, the Company announced that Michael D. Bauersachs has decided to resign from the Board and from his position as President and Chief Executive Officer of the Company effective as of December 31, 2020 (the “Resignation Date”). Mr. Bauersachs’s resignation is not due to any disagreement with the Company.

In connection with Mr. Bauersachs’s resignation, to ensure an orderly transition, Mr. Bauersachs has agreed to consult with the Company from the Resignation Date through December 31, 2022, on terms and conditions to be provided in a separation and consulting agreement between Mr. Bauersachs and the Company. For these services, Mr. Bauersachs will be entitled to receive a payment of $200,000 per annum and continued vesting in all restricted stock awards previously issued to Mr. Bauersachs under the Ramaco Resources, Inc. Long-Term Incentive Plan that remain outstanding as of the Resignation Date. The agreement will include a waiver of rights to benefits under the Company’s Change in Control and Severance Plan, including the right to accelerated vesting. The agreement will also include 2-year non-competition and non-solicitation provisions.

Appointment of New Chief Executive Officer

In connection with the resignation of Michael D. Bauersachs from his position as President and Chief Executive Officer of the Company, the Board appointed Randall W. Atkins as Chief Executive Officer of the Company, effective as of December 31, 2020, such appointment to be held in addition to his position as Chairman of the Board of Directors of the Company. Mr. Atkins has served as the Executive Chairman since August 2015.

There will be no change in Mr. Atkins’s compensation in connection with his appointment as Chief Executive Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 10, 2020, the Consenting Stockholders and Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), substantially in the form of Exhibit 3.2 filed herewith, to rename the officer position of President and Chief Executive Officer as Chief Executive Officer (the “Bylaws Amendment”). The Bylaws Amendment will be effective on the Effective Date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As disclosed above, on December 10, 2020, the Consenting Stockholders approved by written consent the Board Size Increase and the Bylaws Amendment. As of such date, the Consenting Stockholders collectively held 23,843,351 shares of the Company’s common stock, which constituted 55.8 % of the Company’s outstanding voting securities. All necessary approvals required to approve the Board Size Increase and Bylaws Amendment have been obtained as a result of the approval by written consent of the Consenting Stockholders and, with respect to the Bylaws Amendment, approval by a majority of all members of the Board.

The Company intends to file a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the matters approved by the Consenting Stockholders.

The Company has issued a press release announcing the Board Size Increase and officer and director changes described above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.2	Amendment No. 1 to the Amended and Restated Bylaws of the Company
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (File No. 333-215363) filed with the Commission on January 11, 2017)
99.1	Press Release, dated December 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.
By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Executive Chairman

Date:       December 15, 2020